Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Anthony Sanzio (Media) 856-968-4390 Jennifer Driscoll (Analysts/Investors) 856-342-6081

CAMPBELL TO ACQUIRE BOLTHOUSE FARMS

Acquisition Will Expand Campbell’s Portfolio of Healthy Beverages and Provide
Significant Presence in the Rapidly Growing Market for Packaged Fresh Foods

CAMDEN, N.J. July 9, 2012 – Campbell Soup Company (NYSE:CPB) announced today that it has entered into an agreement to acquire Bolthouse Farms from a fund managed by Madison Dearborn Partners, LLC, a private equity firm, for $1.55 billion in cash. Founded in 1915, Bolthouse is a vertically integrated food and beverage company focused on developing, manufacturing and marketing proprietary, high value-added natural, healthy products. The company has leading market positions in fresh carrots and super-premium beverages in the U.S., along with a growing presence in refrigerated salad dressings.

The acquisition of Bolthouse will provide Campbell with significant presence and a new platform for expansion in the rapidly growing, $12-billion market for packaged fresh foods. The addition of Bolthouse’s market-leading super-premium refrigerated beverages will complement Campbell’s successful “V8” beverage business and will create one of the industry’s largest healthy beverage platforms, with annual sales of approximately $1.2 billion. Bolthouse’s strong market position in fresh carrots in the U.S. and Canada will also provide an attractive opportunity for growth with value-added products in healthy snacking.

Denise Morrison, Campbell’s President and Chief Executive Officer, said, “Bolthouse is a great strategic fit with Campbell. Its business platforms, capabilities and culture are well aligned with the core growth strategies we announced last year. Its strong position in the high-growth packaged fresh category complements our chilled soup business in North America, and offers exciting opportunities for expansion into adjacent packaged fresh segments that respond directly to powerful consumer trends.”

Headquartered in Bakersfield, Calif., Bolthouse Farms has nearly 100 years of farming expertise and innovation. It markets and sells its beverages and dressings under the “Bolthouse Farms” brand, and its carrots under the “Bolthouse Farms,” “Earthbound Farms” and “Green Giant” brands, as well as private label offerings. For its fiscal year ended March 31, 2012, Bolthouse had sales of $689 million and adjusted EBIT of $92 million. From 2010 through 2012, the company had compound annual net sales growth of 7 percent. It employs about 2,100 people.

Campbell plans to operate Bolthouse Farms as a separate business unit. Members of Bolthouse’s senior management team, including President and CEO Jeff Dunn, will remain with the company. Dunn has built a strong team with deep expertise in beverage and consumer packaged goods, and he will report directly to Morrison.

Dunn said, “We are delighted to be joining Campbell and its family of beloved brands. Campbell’s 140-plus year history of providing high-quality foods and beverages to consumers complements Bolthouse’s history of growth and innovation in fresh and packaged fresh foods. We are excited by the alignment between our strategic visions and the significant opportunities for accelerated growth for both companies.”

Campbell will fund the acquisition of Bolthouse through a combination of short- and long-term borrowings. The closing of the transaction is subject to regulatory approvals and customary closing conditions and is expected to occur in late summer 2012. Including the impact of purchase accounting and suspension of the strategic share repurchase plan, Campbell expects that this acquisition will add approximately $0.05 to $0.07 cents per share to its adjusted net earnings in fiscal year 2013, before transaction costs. This estimate is subject to the finalization of the closing date and final closing balance sheet valuation.

The acquisition of Bolthouse Farms was not contemplated in Campbell’s previous guidance concerning its projected financial results for fiscal 2012. The company said today that, excluding acquisition costs, it remains on track to deliver results consistent with that guidance, with fiscal 2012 sales growth expected to be near the low end of the previously forecast range of 0 to 2 percent; adjusted EBIT expected to decline at a level near the low end of the previously forecast range of 7 to 9 percent; and adjusted EPS expected to decline at a level near the upper end of the previously forecast range of 5 to 7 percent.

Morgan Stanley acted as the exclusive financial advisor to Campbell in this transaction. Davis Polk & Wardwell acted as Campbell’s legal counsel. Bolthouse Farms was advised by Credit Suisse and Goldman Sachs and Kirkland & Ellis LLP acted as legal counsel.

A detailed reconciliation of adjusted financial information to the reported information is included at the end of this news release.

Conference Call

Campbell will host a conference call to discuss the acquisition on July 9, 2012 at 10:00 a.m. Eastern Daylight Time. U.S. participants may access the call at 1-866-436-0576 and non-U.S. participants at 1-786-800-3941. International participants will use the access code 99040860.  Participants should call at least ten minutes prior to the starting time. The conference leader is Jennifer Driscoll. The call will also be broadcast live over the Internet at investor.campbellsoupcompany.com and can be accessed by clicking on the “News & Events” button. A recording of the call will be available approximately two hours after it is completed through midnight Aug. 9, 2012 at 1-855-859-2056 or 1-404-537-3406. The password is 99040860.

About Campbell Soup Company

Campbell Soup Company is a global manufacturer and marketer of high-quality foods and simple meals, including soup and sauces, baked snacks and healthy beverages. Founded in 1869, the company has a portfolio of market-leading brands, including "Campbell's," "Pepperidge Farm," "Arnott's" and "V8." Through its corporate social responsibility program, the company strives to make a positive impact in the workplace, in the marketplace and in the communities in which it operates. Campbell is a member of the Standard & Poor's 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoup.com.

Forward-Looking Statements

This release contains "forward-looking statements" that reflect the company's current expectations about its future plans and performance, including statements concerning the impact of marketing investments and strategies, share repurchase, cost-saving initiatives, quality improvements, and portfolio strategies, including acquisitions, on sales, earnings, and margins. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the company. Please refer to the company's most recent Form 10-K and subsequent filings for a further discussion of these risks and uncertainties. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Reconciliation of GAAP and Non-GAAP Financial Measures

Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures.

Items Impacting Earnings of Bolthouse Farms
The company believes that financial information of Bolthouse Farms excluding certain transactions not considered to be part of the ongoing business improves the comparability of results. Consequently, the company believes that investors may be able to better understand its earnings results if these transactions are excluded.

In fiscal 2012, Bolthouse Farms recognized costs of $13 million, primarily related to costs associated with plant closures in Brazil and California.

The table below reconciles financial information, presented in accordance with GAAP, to financial information excluding certain transactions:
Year Ended
(millions)	March 31, 2012
Earnings before interest and taxes, as reported	$79
Add: Plant closure costs	13
Adjusted Earnings before interest and taxes	$92

Items Impacting Campbell Soup Company Earnings

The company believes that financial information excluding certain transactions not considered to be part of the ongoing business improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its earnings results if these transactions are excluded.

In fiscal 2011, the company announced a series of initiatives to improve supply chain efficiency and reduce overhead costs across the organization to help fund plans to drive the growth of the business. The company also announced its intent to close its office in Moscow and exit the Russian market. In the fourth quarter of fiscal 2011, the company recorded pre-tax restructuring charges of $63 million ($41 million after tax or $.12 per share) related to these initiatives.

The table below reconciles financial information, presented in accordance with GAAP, to financial information excluding certain transactions:

(millions, except per share amounts)	Year Ended
July 31, 2011
Earnings before interest and taxes, as reported	$1,279
Add: Restructuring charges	63
Adjusted Earnings before interest and taxes	$1,342

Net earnings attributable to Campbell Soup Company, as reported	$805
Add: Net adjustment from restructuring charges	41
Adjusted Net earnings attributable to Campbell Soup Company	$846

Diluted net earnings per share attributable to Campbell Soup Company, as reported	$2.42
Add: Net adjustment from restructuring charges	0.12
Adjusted Diluted net earnings per share attributable to Campbell Soup Company	$2.54